Exhibit 23.2 - Consent of PricewaterhouseCoopers LLP


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-54762) of Ashland Inc. of our report dated February 7, 2001, relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended September 30, 2000.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, PA


May 10, 2001

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